Exhibit 99.2

IBERVILLE BANK

FINANCIAL STATEMENTS

2016

C O N T E N T S

Page

Independent Auditors' Report	1

Statements of Condition,
December 31, 2016 and 2015	2

Statements of Operations,
Years ended December 31, 2016, 2015, and 2014	4 - 5

Statements of Comprehensive Income (Loss),
Years ended December 31, 2016, 2015, and 2014	6

Statements of Changes in Stockholders' Equity,
Years ended December 31, 2016, 2015, and 2014	7

Statements of Cash Flows
Years ended December 31, 2016, 2015, and 2014	8 - 9

Notes to Financial Statements	10 - 41

215 Saint Patrick St. – Donaldsonville, LA 70346 225-473-4179 Phone – 225-473-7204 Fax – pncpa.com A Professional Accounting Corporation

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholder

Iberville Bank

Plaquemine, Louisiana

We have audited the accompanying financial statements of Iberville Bank, which comprise the statements of condition as of December 31, 2016 and 2015, and the related statements of operations, comprehensive income (loss), changes in stockholder’s equity, and cash flows for each of the three years in the period ended December 31, 2016 and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Iberville Bank as of December 31, 2016 and 2015, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2016 in accordance with accounting principles generally accepted in the United States of America.

Donaldsonville, Louisiana

March 3, 2017

IBERVILLE BANK

Plaquemine, Louisiana

STATEMENTS OF CONDITION

ASSETS

	December 31,
	2016	2015

Cash and due from banks	$25,982,538	$4,635,141
Federal funds sold	1,440,000	16,045,000
Cash and cash equivalents	27,422,538	20,680,141

Interest-bearing deposits in banks	1,242,508	5,958,194

Securities available-for-sale	78,218,926	82,711,622

Federal Home Loan Bank stock, at cost	226,000	225,300

FNBB stock, at cost	205,000	205,000

Loans, net of allowance for loan losses of $2,022,791 and $1,916,184, respectively	147,338,502	140,732,934

Accrued interest receivable	1,262,564	1,291,201

Premises and equipment, net	4,093,482	3,935,292

Cash surrender value of life insurance	4,116,468	-

Goodwill, net	682,900	682,900

Other assets	4,385,055	3,171,751

TOTAL ASSETS	$269,193,943	$259,594,335

The accompanying notes are an integral part of these financial statements.

LIABILITIES AND STOCKHOLDER'S EQUITY

	December 31,
	2016	2015
LIABILITIES
Deposits:
Noninterest-bearing	$82,808,035	$71,877,340
Interest-bearing	160,744,254	161,252,556
Total deposits	243,552,289	233,129,896

FHLB advances	455,767	628,465
Accrued interest payable	7,541	9,602
Long term debt	-	-
Other liabilities	2,750,113	1,061,811

Total Liabilities	246,765,710	234,829,774

STOCKHOLDER'S EQUITY
Common stock - $10,000 par value Authorized, issued, and outstanding - 81 shares	810,000	810,000
Surplus	11,277,986	7,277,986
Undivided profits	11,278,272	16,731,341
Accumulated other comprehensive loss	(938,025)	(54,766)

Total Stockholder's Equity	22,428,233	24,764,561

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$269,193,943	$259,594,335

IBERVILLE BANK

Plaquemine, Louisiana

STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2016	2015	2014
INTEREST INCOME
Loans, including fees	$7,873,114	$7,308,474	$6,771,008
Debt securities:
Taxable	1,195,018	1,338,587	1,506,852
Tax-exempt	431,650	383,334	337,867
Interest on federal funds sold	42,962	19,683	16,139
Interest on deposits with other banks	33,228	13,452	19,443
Other	11,145	6,564	6,594
Total interest income	9,587,117	9,070,094	8,657,903

INTEREST EXPENSE
Deposits	374,534	377,376	404,126
Interest on advances from FHLB	22,388	31,556	39,616
Other	78,227	32,774	9,012
Total interest expense	475,149	441,706	452,754

NET INTEREST INCOME	9,111,968	8,628,388	8,205,149
Provision for loan losses	123,000	-	76,500

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,988,968	8,628,388	8,128,649

NONINTEREST INCOME
Customer service fees	812,964	869,578	900,240
Net gain on available-for-sale securities	58,978	190,298	1,494
Other income	1,341,830	609,151	1,047,006
Total noninterest income	2,213,772	1,669,027	1,948,740

NONINTEREST EXPENSES
Salaries and employee benefits	6,174,571	4,975,108	4,755,790
Occupancy and equipment	1,553,031	1,399,091	1,452,195
Data processing	1,123,481	723,725	719,761
Other	3,354,690	2,458,115	2,383,844
Total noninterest expenses	12,205,773	9,556,039	9,311,590

NET INCOME (LOSS)	$(1,003,033)	$741,376	$765,799

The accompanying notes are an integral part of these financial statements.

IBERVILLE BANK

Plaquemine, Louisiana

STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2016	2015	2014

Per Common Share Data:
Net income (loss) per share of common stock	$(12,383.12)	$9,152.79	$9,454.31

Cash dividends per share of common stock	$5,556.00	$2,470.00	$786.00

Average shares outstanding	81	81	81

The accompanying notes are an integral part of these financial statements.

IBERVILLE BANK

Plaquemine, Louisiana

STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Years Ended December 31,
	2016	2015	2014

NET INCOME (LOSS)	$(1,003,033)	$741,376	$765,799

OTHER COMPREHENSIVE INCOME (LOSS)
Unrealized holding gains (losses) on available-for-sale securities arising during the period	(942,237)	(716,760)	3,069,460
Reclassification adjustment for gains realized in net income for available-for-sale securities	58,978	190,298	1,494
Total other comprehensive income (loss)	(883,259)	(526,462)	3,070,954

TOTAL COMPREHENSIVE INCOME (LOSS)	$(1,886,292)	$214,914	$3,836,753

The accompanying notes are an integral part of these financial statements.

IBERVILLE BANK

Plaquemine, Louisiana

STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

Years Ended December 31, 2016, 2015, and 2014

			Accumulated Other
	Common		Undivided	Comprehensive
	Stock	Surplus	Profits	Income (Loss)	Total
Balance, December 31, 2013	$810,000	$8,777,986	$13,987,902	$(2,599,258)	$20,976,630
Comprehensive income:
Net income	-	-	765,799	-	765,799
Change in net unrealized loss on securities available-for-sale,	-	-	-	3,070,954	3,070,954
Total comprehensive income					3,836,753
Transfer from surplus	-	(1,500,000)	1,500,000		-
Cash dividends paid	-	-	(63,666)	-	(63,666)
Balance, December 31, 2014	810,000	7,277,986	16,190,035	471,696	24,749,717
Comprehensive income:
Net income	-	-	741,376	-	741,376
Change in net unrealized gain on securities available-for-sale	-	-	-	(526,462)	(526,462)
Total comprehensive income					214,914
Cash dividends paid	-	-	(200,070)	-	(200,070)
Balance, December 31, 2015	810,000	7,277,986	16,731,341	(54,766)	24,764,561
Comprehensive loss:
Net loss	-	-	(1,003,033)	-	(1,003,033)
Change in net unrealized loss on securities available-for-sale	-	-	-	(883,259)	(883,259)
Total comprehensive loss					(1,886,292)
Transfer to surplus	-	4,000,000	(4,000,000)		-
Cash dividends paid	-	-	(450,036)	-	(450,036)
Balance, December 31, 2016	$810,000	$11,277,986	$11,278,272	$(938,025)	$22,428,233

The accompanying notes are an integral part of these financial statements.

IBERVILLE BANK

Plaquemine, Louisiana

STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2016	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(1,003,033)	$741,376	$765,799
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for loan losses	123,000	-	76,500
Depreciation and amortization	438,334	425,329	461,123
Write downs of other real estate	-	-	90,000
Net investment securities gains	(58,978)	(190,298)	(1,494)
Net property and equipment losses	60,777	44,565	27,878
Net gains on sales of other real estate owned	(6,134)	-	(56,320)
Dividends - FHLB	(700)	(800)	(800)
Net change in accrued income and other assets	(1,494,971)	(174,278)	(389,122)
Net change in accrued expenses and other liabilities	2,692,564	1,131,503	1,110,432
Net cash provided by operating activities	750,859	1,977,397	2,083,996

CASH FLOWS FROM INVESTING ACTIVITIES:
Net change in interest-bearing deposits in banks	4,715,686	3,419,258	7,574,997
Proceeds from sale/maturity of investment securities
Held to maturity	-	-	1,305,000
Available for sale	14,351,689	16,576,435	12,450,280
Purchases of investment securities
Available for sale	(11,689,597)	(13,179,599)	(17,577,766)
Net increase in loans	(6,728,568)	(18,804,699)	(6,298,754)
Proceeds from sales of other real estate owned	199,970	5,500	393,020
Purchase of bank owned life insurance	(4,000,000)	-	-
Purchases of property and equipment	(736,101)	(247,553)	(338,870)
Proceeds from sales of property and equipment	78,800	-	-
Net cash used in investing activities	(3,808,121)	(12,230,658)	(2,492,093)

The accompanying notes are an integral part of these financial statements.

IBERVILLE BANK

Plaquemine, Louisiana

STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2016	2015	2014

CASH FLOWS FROM FINANCING ACTIVITIES:
Net change in deposits	$10,422,393	$17,470,010	$(3,345,542)
Repayment of long term debt	(172,698)	(165,389)	(259,201)
Dividends paid	(450,036)	(200,070)	(63,666)
Net cash provided by (used in) financing activities	9,799,659	17,104,551	(3,668,409)

Net change in cash and cash equivalents	6,742,397	6,851,290	(4,076,506)

Cash and cash equivalents at beginning of year	20,680,141	13,828,851	17,905,357

Cash and cash equivalents at end of year	$27,422,538	$20,680,141	$13,828,851

SUPPLEMENTAL DISCLOSURES FOR CASH FLOW INFORMATION:
Interest paid on deposits and borrowed funds	$477,210	$443,191	$452,981
Noncash investing activity:
Transfers to foreclosed real estate	187,436	-	131,000

The accompanying notes are an integral part of these financial statements.

IBERVILLE BANK

Plaquemine, Louisiana

NOTES TO FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of Iberville Bank (Bank), conform to accounting principles generally accepted in the United States of America and the prevailing practices within the banking industry. A summary of the significant policies is as follows:

Nature of Operations

The Bank generates commercial and consumer loans and receives deposits from customers located primarily in southern Louisiana. The Bank operates under a state charter and provides full banking services. As a state bank, the Bank is subject to regulation by the Commissioner of Financial Institutions of the State of Louisiana and the Federal Deposit Insurance Corporation.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States (U.S. GAAP), management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statement of condition and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, other-than-temporary impairments of securities, and the fair value of financial instruments.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.

The Bank’s loans are generally secured by specific items of collateral including real property, consumer assets, and business assets. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent on local economic conditions.

While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

IBERVILLE BANK

Plaquemine, Louisiana

NOTES TO FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Significant Group Concentrations of Credit Risk

Most of the Bank’s activities are with customers located in southern parishes within the state of Louisiana. Note #3 discusses the types of securities in which the Bank invests. Note #4 discusses the types of loans made by the Bank. The Bank does not have any significant concentrations in any one industry or customer.

Loans secured by real estate represent 93.92% and 94.74% of the total portfolio at December 31, 2016, and 2015.

Cash and Cash Equivalents

For purposes of the statements of cash flows, cash and cash equivalents include cash and balances due from banks and federal funds sold, all of which have original maturities of 90 days or less.

Interest-bearing Deposits in Banks

Interest-bearing deposits in banks mature within one year and are carried at cost.

Investment Securities

Securities are being accounted for in accordance with applicable guidance contained in the Accounting Standards Codification (ASC) which requires the classification of securities into one of three categories: trading, available-for-sale, or held-to-maturity.

Management determines the appropriate classification of debt securities at the time of purchase and re-evaluates this classification periodically. Trading account securities are held for resale in anticipation of short-term market movements. Debt securities are classified as held-to-maturity when the Bank has the positive intent and ability to hold the securities to maturity. Securities not classified as held-to-maturity or trading are classified as available-for-sale. The Bank had no significant trading account securities during the three years ended December 31, 2016. Held-to-maturity securities are stated at amortized cost. Available-for-sale securities are stated at fair value, with unrealized gains and losses reported as a separate component of stockholders’ equity until realized.

The ASC guidance related to presentation of other-than-temporary impairment specifies that (a) if a company does not have the intent to sell a debt security prior to recovery and (b) it is more likely than not that it will not have to sell the debt security prior to recovery, the security would not be considered other-than-temporary impaired unless there is a credit loss. When an entity does not intend to sell the security, and it is more likely than not, the entity will not have to sell the security before recovery of its cost basis, it will recognize the credit component of an other-than-temporary impairment of a debt security in earnings and the remaining portion in other comprehensive income. For held-to-maturity debt securities, the amount of an other-than-temporary impairment recorded in other comprehensive income for the noncredit portion of a previous other-than-temporary impairment should be amortized prospectively over the remaining life of the security on the basis of the timing of future estimated cash flows of the security.

The amortized cost of debt securities classified as held-to-maturity or available-for-sale is adjusted for amortization of premiums and accretion of discounts to maturity or, in the case of mortgage-backed securities, over the estimated life of the security. Amortization, accretion, and accrued interest are included in interest income on securities. Gains and losses on the sale of securities available-for-sale are recorded on the trade date and are determined using the specific-identification method.

IBERVILLE BANK

Plaquemine, Louisiana

NOTES TO FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Investment Securities (continued)

The Bank has chosen to early adopt a provision in Accounting Standards Update (ASU) No. 2016-01, Financial Instruments–Recognition and Measurement of Financial Assets and Financial Liabilities that allows the Bank to eliminate the requirement to disclose the fair value of financial instruments measured at amortized cost.

Federal Home Loan Bank Stock

The Bank, as a member of the Federal Home Loan Bank (FHLB), Dallas system, is required to maintain an investment in capital stock of the FHLB. Based on redemption provisions of the FHLB, the stock has no quoted market value and is carried at cost. At its discretion, the FHLB may declare dividends on the stock.

Loans

The Bank grants commercial and consumer loans to customers. A substantial portion of the loan portfolio is represented by loans throughout southern Louisiana. The ability of the Bank’s debtors to honor their contracts is dependent upon the real estate and general economic conditions in this area.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding principal adjusted for charge-offs and the allowance for loan losses. Interest income is accrued on the unpaid principal balance. Loan origination and commitment fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

The accrual of interest on mortgage and commercial loans is discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection. Consumer loans are typically charged-off no later than 180 days past due unless the credit is well-secured. Past due status is determined based on contractual terms. In all cases, loans are placed on non-accrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on non-accrual or charged-off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

During the normal course of business, the Bank may transfer a portion of a financial asset, for example, a participation loan or government guaranteed portion of a loan. In order to be eligible for sales treatment, the transfer of the portion of the loan must meet the criteria of a participating interest. If it does not meet the criteria for a participation interest, the transfer must be accounted for as a secured borrowing. In order to meet the criteria for a participating interest, all cash flows from the loan must be divided proportionately, the rights of each loan holder must have the same priority, the loan holders must have no recourse to the transferor other than standard representations and warranties, and no loan holder has the right to pledge or exchange the entire loan.

IBERVILLE BANK

Plaquemine, Louisiana

NOTES TO FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as doubtful, substandard, or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a loan-by-loan basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Because of uncertainties associated with regional economic conditions, collateral values, and future cash flows on impaired loans, it is reasonably possible that management’s estimate of loan losses inherent in the loan portfolio and the related allowance may change in the future. The allowance is increased by a provision for loan losses, which is charged to expense and reduced by charge-off’s, net of recoveries.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment disclosures unless such loans are the subject of a restructuring agreement due to financial difficulties of the borrower.

Off-Balance Sheet Credit Related Financial Instruments

In the ordinary course of business, the Bank has entered into commitments to extend credit, including commitments under standby letters of credit. Such financial instruments are recorded when they are funded.

IBERVILLE BANK

Plaquemine, Louisiana

NOTES TO FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreclosed Assets

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value less cost to sell at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in loss on foreclosed assets.

Premises and Equipment

Land is carried at cost. Buildings and equipment are carried at cost, less accumulated depreciation computed principally by the straight-line and accelerated methods over the estimated useful lives of the assets.

Income Taxes

The Bank accounts for income taxes in accordance with income tax accounting guidance. The Bank adopted the recent accounting guidance related to accounting for uncertainty in income taxes, which sets out consistent framework to determine the appropriate level of tax reserves to maintain for uncertain tax positions.

Effective for the year ended December 31, 2006, the Bank, along with the shareholders of its parent company elected “S” Corporation status under the provisions of the Internal Revenue Code, which provides that in lieu of corporate income taxes, the shareholders are taxed on their proportionate share of the corporation’s taxable income. The State of Louisiana does not assess an income tax on income resulting from banking operations.

The Bank has no uncertain tax positions.

The Bank files a consolidated federal income tax return with its parent company. The statute of limitations for the examination of the consolidated federal income tax returns is generally 3 years from the due date of the tax return including extensions. The federal tax years open for assessment are years ending December 31, 2013 through December 31, 2016.

Earnings per Share

Net income per share of common stock has been computed on the basis of the weighted average number of shares of common stock.

Comprehensive Income (Loss)

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the statement of condition, such items, along with net income, are components of comprehensive income (loss).

IBERVILLE BANK

Plaquemine, Louisiana

NOTES TO FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Pension Costs

Pension costs are charged to salaries and employee benefits expense.

Goodwill

Goodwill represents the unamortized excess of cost over the fair value of assets purchased. Goodwill is deemed to have an indefinite useful life because it is expected to generate cash flow indefinitely. Thus, the Bank ceased amortizing goodwill on January 1, 2002. This is subject to impairment testing annually.

Advertising

The Bank expenses advertising costs as they are incurred.

Reclassifications

Certain amounts in the 2015 financial statements have been reclassified to conform to the 2016 presentation.

2.	RESTRICTIONS ON CASH AND AMOUNTS DUE FROM BANKS

The Bank is required to maintain average balances on hand or with the Federal Reserve Bank. At December 31, 2016 and 2015, these reserve balances amounted to $648,000 and $-, respectively.

IBERVILLE BANK

Plaquemine, Louisiana

NOTES TO FINANCIAL STATEMENTS

3.	INVESTMENT SECURITIES

The amortized cost and fair value of securities, with gross unrealized gains and losses, follows:

	December 31, 2016
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Securities available-for-sale
Debt securities:
Mortgage-backed securities	$30,032,587	$25,504	$698,900	$29,359,191
Obligations of state and political subdivisions	33,959,122	229,595	475,738	33,712,979
Other	15,165,242	-	247,514	14,917,728
Total debt securities	79,156,951	255,099	1,422,152	77,989,898
Marketable equity securities	-	229,028	-	229,028
Total securities available-for-sale	$79,156,951	$484,127	$1,422,152	$78,218,926

	December 31, 2015
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Securities available-for-sale
Debt securities:
Mortgage-backed securities	$26,963,772	$19,821	$342,025	$26,641,568
Obligations of state and political subdivisions	37,622,528	340,312	158,851	37,803,989
Other	18,180,088	7,779	151,592	18,036,275
Total debt securities	82,766,388	367,912	652,468	82,481,832
Marketable equity securities	-	229,790	-	229,790
Total securities available-for-sale	$82,766,388	$597,702	$652,468	$82,711,622

At December 31, 2016 and 2015, securities pledged with a carrying value of $32,819,100 and $28,866,041 respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

The Bank has purchased common stock in First National Bankers Bank (FNBB) valued at cost of $205,000 at December 31, 2016 and 2015. Stock is held at a purchase cost of $293 per share.

IBERVILLE BANK

Plaquemine, Louisiana

NOTES TO FINANCIAL STATEMENTS

3.	INVESTMENT SECURITIES (continued)

The amortized cost and fair value of debt securities by contractual maturity at December 31, 2016 follows:

	Securities Available-for-Sale
	Amortized Cost	Fair Value

Within one year	$432,258	$433,462
After one year through five years	3,617,242	3,596,875
After five years through ten years	9,769,844	9,607,655
After ten years	65,337,607	64,351,906
	79,156,951	77,989,898
Marketable equity securities	-	229,028
	$79,156,951	$78,218,926

Proceeds from sales of securities and gross realized gains and losses for the years ended December 31, were:

	2016	2015	2014
Securities available-for-sale
Mortgage backed securities
Gross realized gains	$-	$-	$21,410
Gross realized losses	$-	$-	$4,786
Obligations of state and political subdivisions
Gross realized gains	$66,765	$216,447	$-
Gross realized losses	$3,573	$26,149	$13,446
Other
Gross realized gains	$-	$-	$-
Gross realized losses	$4,214	$-	$1,684
Proceeds from sales of securities	$5,563,791	$7,958,396	$2,330,283

IBERVILLE BANK

Plaquemine, Louisiana

NOTES TO FINANCIAL STATEMENTS

3.	INVESTMENT SECURITIES (continued)

Temporarily Impaired Securities

The following table shows the gross unrealized losses and fair value of the entity’s investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2016 and 2015.

Securities that have been in a continuous unrealized loss position at December 31, 2016 are as follows:

	Less Than Twelve Months		Over Twelve Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
Securities available-for-sale
Mortgage-backed securities	$483,672	$15,406,771	$215,228	$10,243,555
Obligations of state and political subdivisions	475,738	21,094,839	-	-
Other	2,327	1,196,485	245,187	13,721,243
	$961,737	$37,698,095	$460,415	$23,964,798

Securities that have been in a continuous unrealized loss position at December 31, 2015, are as follows:

	Less Than Twelve Months		Over Twelve Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
Securities available-for-sale
Mortgage-backed securities	$119,467	$13,095,619	$222,558	$9,739,946
Obligations of state and political subdivisions	89,027	10,311,549	69,824	4,864,448
Other	56,399	10,671,937	95,163	6,611,236
	$264,893	$34,079,105	$387,575	$21,215,630

At December 31, 2016, eighty-nine debt securities have unrealized losses with aggregate depreciation of 2.25% from the Bank’s amortized cost basis. These securities are guaranteed by either the U.S. Government or one of its agencies. These unrealized losses relate principally to current interest rates for similar types of securities. In analyzing an issuer’s financial condition, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, and the results of reviews of the issuer’s financial condition. As management has the ability to hold debt securities until maturity, or for the foreseeable future if classified as available-for-sale, no declines are deemed to be other-than-temporary.

IBERVILLE BANK

Plaquemine, Louisiana

NOTES TO FINANCIAL STATEMENTS

4.	LOANS

A summary of loans follows:

	(In Thousands) December 31,
	2016	2015

Commercial and industrial	$3,784	$2,949
Real estate	140,277	135,146
Loans to individuals for personal expenditures	3,416	2,909
All others	1,885	1,645
	149,362	142,649
Allowance for loan losses	(2,023)	(1,916)

Loans, net	$147,339	$140,733

Allowance for loan losses

The Bank has an established methodology to determine the adequacy of the allowance for loan losses that assesses the risks and losses inherent in the Bank’s portfolio. For purposes of determining the allowance for loan losses, the Bank segments its loan portfolio into the following class codes: 1-4 family construction, other construction, consumer, 1-4 family/multifamily residential, non-farm/non-residential commercial R/E, commercial & industrial, and agricultural & farmland.  The models and assumptions the Bank uses to determine the allowance are continuously reviewed to ensure that their theoretical foundation, assumptions, data integrity, computational processes, reporting practices, and end-user controls are appropriate and properly documented.

The Bank’s Estimation Process

The Bank estimates losses by grading each loan using various risk factors as identified through periodic reviews.  The Bank applies loss factors to the various classes of loans based on historical losses over a relevant period of time; these loss estimates are adjusted as appropriate based on additional analysis of long-term aggregate loss experience compared to previously forecasted losses, external loss data or other risks identified from current economic conditions and credit quality trends.

Reflected in the portions of the allowance previously described is an amount for imprecision or uncertainty inherent in estimates used for the allowance, which may change from period to period. This amount is the result of the management’s judgment of risks inherent in the portfolios, economic uncertainties, historical loss experience and other subjective factors, including industry trends, calculated to better reflect the Bank’s view of risk in the loan portfolio. No single statistic or measurement determines the adequacy of the allowance for loan loss. Changes in the allowance for loan loss and the related provision expense can materially affect net income.

IBERVILLE BANK

Plaquemine, Louisiana

NOTES TO FINANCIAL STATEMENTS

4.	LOANS (continued)

The Bank’s Estimation Process (continued)

The total allowance reflects management’s estimate of loan losses inherent in the loan portfolio at the statement of condition date. The Bank considers the allowance for loan losses of $2,022,791 adequate to cover loan losses inherent in the loan portfolio at December 31, 2016.The following table presents by portfolio segment, the changes in the allowance for loan losses for the year ended December 31, 2016, and the recorded investment in loans as of and for the year ended December 31, 2016.

Allowance for Loan Losses and Recorded Investment in Loans

For the Year Ended December 31, 2016

(in thousands)

				1-4 Family/	Nonfarm/
	1-4 Family	Other		Multifamily	Nonresidential	Commercial	Agricultural
	Construction	Construction	Consumer	Residential	Commercial R/E	& Industrial	& Farmland	Total

Allowance for loan losses:
Beginning balance	$594	$364	$231	$255	$193	$105	$174	$1,916
Recoveries	-	-	7	11	-	1	-	19
Charge-offs	-	(1)	(24)	(10)	-	-	-	(35)
Provision	17	18	17	18	18	17	18	123
Ending balance	$611	$381	$231	$274	$211	$123	$192	$2,023

Ending balance - individually evaluated for impairment	$-	$-	$-	$158	$-	$-	$-	$158

Ending balance - collectively evaluated for impairment	$611	$381	$231	$116	$211	$123	$192	$1,865

Loans receivable:
Ending balance - individually evaluated for impairment	$-	$836	$-	$5,499	$1,223	$-	$-	$7,558

Ending balance - collectively evaluated for impairment	$13,058	$6,162	$5,883	$29,358	$81,907	$2,928	$2,507	$141,803

IBERVILLE BANK

Plaquemine, Louisiana

NOTES TO FINANCIAL STATEMENTS

4.	LOANS (continued)

Allowance for Loan Losses and Recorded Investment in Loans

For the Year Ended December 31, 2015

(in thousands)

				1-4 Family/	Nonfarm/
	1-4 Family	Other		Multifamily	Nonresidential	Commercial	Agricultural
	Construction	Construction	Consumer	Residential	Commercial R/E	& Industrial	& Farmland	Total

Allowance for loan losses:
Beginning balance	$593	$359	$220	$253	$193	$103	$174	$1,895
Recoveries	1	5	11	2	-	2	-	21
Charge-offs	-	-	-	-	-	-	-	-
Provision	-	-	-	-	-	-	-	-
Ending balance	$594	$364	$231	$255	$193	$105	$174	$1,916

Ending balance - individually evaluated for impairment	$-	$-	$-	$173	$-	$-	$-	$173

Ending balance - collectively evaluated for impairment	$594	$364	$231	$82	$193	$105	$174	$1,743

Loans receivable:
Ending balance - individually evaluated for impairment	$836	$-	$-	$4,773	$1,194	$-	$-	$6,803

Ending balance - collectively evaluated for impairment	$12,114	$9,640	$3,899	$32,580	$73,098	$2,949	$1,566	$135,846

IBERVILLE BANK

Plaquemine, Louisiana

NOTES TO FINANCIAL STATEMENTS

4.	LOANS (continued)

Allowance for Loan Losses and Recorded Investment in Loans

For the Year Ended December 31, 2014

(in thousands)

				1-4 Family/	Nonfarm/
	1-4 Family	Other		Multifamily	Nonresidential	Commercial	Agricultural
	Construction	Construction	Consumer	Residential	Commercial R/E	& Industrial	& Farmland	Total

Allowance for loan losses:
Beginning balance	$581	$361	$189	$439	$182	$83	$163	$1,998
Recoveries	1	33	26	36	-	10	-	106
Charge-offs	-	(46)	(6)	(233)	-	(1)	-	(286)
Provision	11	11	11	11	11	11	11	77
Ending balance	$593	$359	$220	$253	$193	$103	$174	$1,895

Ending balance - individually evaluated for impairment	$-	$-	$-	$137	$-	$12	$-	$149

Ending balance - collectively evaluated for impairment	$593	$359	$220	$116	$193	$91	$174	$1,746

Loans receivable:
Ending balance - individually evaluated for impairment	$-	$-	$-	$6,425	$799	$12	$-	$7,236

Ending balance - collectively evaluated for impairment	$11,276	$10,359	$3,504	$28,175	$59,998	$1,723	$1,552	$116,587

An analysis of the allowance for loan losses follows:

	(In Thousands) Years Ended December 31,

	2016	2015
Balance at beginning of year	$1,916	$1,895
Provision for loan losses	123	-
Loans charged off	(35)	-
Recoveries of loans previously charged off	19	21
Balance at end of year	$2,023	$1,916

IBERVILLE BANK

Plaquemine, Louisiana

NOTES TO FINANCIAL STATEMENTS

4.	LOANS (continued)

Credit Quality Information

Loans are categorized into risk categories based on relevant information about the ability of borrowers to service their debt, such as: current financial information, historical payment experience, credit documentation, and current economic trends, among other factors. The Bank uses the following risk rating definitions to assess risk within the various loan portfolios:

Exceptional High – Loans rated exceptional high are those of superior quality and no apparent risk.

Excellent – Loans rated excellent are those with excellent credit and minimal risk.

Good – Loans rated good are those with good credit, above average quality, normal credit standards and minimal risk.

Satisfactory – Loans rated satisfactory are those of satisfactory credit, average quality and moderate risk.

Conditional Satisfactory – Loans rated conditional satisfactory are those with marginal credit, possible policy exceptions, acceptable asset quality, and insignificant risk.

Special Mention – Loans rated special mention are those with deficiencies, considerable risk and potential weaknesses.

Substandard – Loans rated substandard are heavily leveraged, have very high risk and potential loss, and show obvious deterioration.

Not Rated – These loans have not been rated as of December 31, 2016.

IBERVILLE BANK

Plaquemine, Louisiana

NOTES TO FINANCIAL STATEMENTS

4.	LOANS (continued)

Credit Quality Information (continued)

The following table presents the classification of loans by risk rating range for the loan portfolio at December 31, 2016:

Credit Quality Indicators

Credit Risk Profile by Creditworthiness Category by Class of Loan

For the Year Ended December 31, 2016

(in thousands)

				Residential	Nonfarm/
	1-4 Family	Other		1-4 Family/	Nonresidential	Commercial	Agricultural
	Construction	Construction	Consumer	Multifamily	Commerical R/E	& Industrial	& Farmland	Total
Exceptional High	$-	$-	$2,422	$98	$2,507	$1,241	$405	$6,673
Excellent	-	944	-	2,428	13,385	587	336	17,680
Good	3,343	429	294	10,408	27,318	407	1,422	43,621
Satisfactory	152	66	26	3,101	7,306	499	79	11,229
Conditional Satisfactory	7,687	5,137	1,803	9,502	16,448	179	265	41,021
Special Mention	1,876	422	1,338	5,177	12,750	15	-	21,578
Substandard	-	-	-	4,143	3,416	-	-	7,559
Not Rated	-	-	-	-	-	-	-	-
Total	$13,058	$6,998	$5,883	$34,857	$83,130	$2,928	$2,507	$149,361

IBERVILLE BANK

Plaquemine, Louisiana

NOTES TO FINANCIAL STATEMENTS

4.	LOANS (continued)

Credit Quality Information (continued)

The following table presents the classification of loans by risk rating range for the loan portfolio at December 31, 2015:

Credit Quality Indicators

Credit Risk Profile by Creditworthiness Category by Class of Loan

For the Year Ended December 31, 2015

(in thousands)

				Residential	Nonfarm/
	1-4 Family	Other		1-4 Family/	Nonresidential	Commercial	Agricultural
	Construction	Construction	Consumer	Multifamily	Commerical R/E	& Industrial	& Farmland	Total
Exceptional High	$-	$-	$1,769	$277	$2,659	$1,316	$524	$6,545
Excellent	510	265	-	1,803	11,948	222	323	15,071
Good	1,827	856	-	8,032	29,487	100	179	40,481
Satisfactory	7,933	4,570	2,963	11,127	15,935	171	1,137	43,836
Conditional Satisfactory	2,679	519	843	6,236	12,242	61	50	22,630
Special Mention	-	90	31	1,570	4,556	510	136	6,893
Substandard	-	875	-	4,945	1,194	-	-	7,014
Not Rated	-	-	171	8	-	-	-	179
Total	$12,949	$7,175	$5,777	$33,998	$78,021	$2,380	$2,349	$142,649

IBERVILLE BANK

Plaquemine, Louisiana

NOTES TO FINANCIAL STATEMENTS

4.	LOANS (continued)

Age Analysis of Past Due Loans Receivable by Class

The following table includes an aging analysis of the recorded investment of past due loans receivable by class as of December 31, 2016:

Age Analysis of Past Due Loans by Class of Loan

As of December 31, 2016

(in thousands)

		60-89	Greater than				Total
	30-59 Days	Days	90 Days And	Total	Non-		Loans
	Past Due	Past Due	Accruing	Past Due	Accruing	Current	Receivable

1-4 Family Construction	$-	$-	$-	$-	$-	$13,058	$13,058
Other Construction	-	-	-	-	861	6,137	6,998
Consumer	26	-	-	26	-	5,857	5,883
Residential 1-4 Family/Multifamily	-	-	-	-	979	33,878	34,857
Nonfarm/Nonresidential Commercial R/E	-	-	-	-	123	83,007	83,130
Commercial & Industrial	-	-	-	-	-	2,928	2,928
Agricultural & Farmland	-	-	-	-	-	2,507	2,507
Total	$26	$-	$-	$26	$1,963	$147,372	$149,361

The following table includes an aging analysis of the recorded investment of past due loans receivable by class as of December 31, 2015:

Age Analysis of Past Due Loans by Class of Loan

As of December 31, 2015

(in thousands)

			Greater than				Total
	30-59 Days	60-89 Days	90 Days And	Total	Non-		Loans
	Past Due	Past Due	Accruing	Past Due	Accruing	Current	Receivable

1-4 Family Construction	$-	$-	$-	$-	$-	$12,950	$12,950
Other Construction	-	-	-	-	-	9,640	9,640
Consumer	-	-	-	-	-	3,899	3,899
Residential 1-4 Family/Multifamily	-	-	-	-	1,894	35,459	37,353
Nonfarm/Nonresidential Commercial R/E	-	-	-	-	-	74,292	74,292
Commercial & Industrial	-	-	-	-	-	2,949	2,949
Agricultural & Farmland	-	-	-	-	-	1,566	1,566
Total	$-	$-	$-	$-	$1,894	$140,755	$142,649

IBERVILLE BANK

Plaquemine, Louisiana

NOTES TO FINANCIAL STATEMENTS

4.	LOANS (continued)

Nonaccrual Loans

The Bank places a loan on nonaccrual status, until it qualifies for return to accrual status. Generally the Bank returns a loan to accrual status when (a) all delinquent interest and principal become current under the terms of the loan agreement or (b) the loan is both well-secured and in the process of collection and collectability is no longer doubtful. The Bank has determined that the entire balance of a loan is contractually delinquent if the minimum payment is not received by the specified due date on the borrower’s statement. Interest and fees continue to accrue on past due loans until the date the loan goes into nonaccrual status, if applicable.

The following table presents the loans on nonaccrual status as of December 31, 2016 and December 31, 2015:

	2016	2015

1-4 Family Construction	$-	$-
Other Construction	860,575	-
Consumer	-	-
Residential 1-4 Family/Multifamily	979,515	1,893,943
Nonfarm/Nonresidential Commercial R/E	122,957	-
Commercial & Industrial	-	-
Agrilcultural & Farmland	-	-
	$1,963,047	$1,893,943

Impaired Loans

A loan is considered impaired, in accordance with the impairment accounting guidance, when based on current information and events, it is probable that the Bank will be unable to collect all amounts due from the borrower in accordance with the contractual terms of the loan. Impaired loans include nonperforming commercial loans but also include loans modified in troubled debt restructurings where concessions have been granted to borrowers experiencing financial difficulties. These concessions could include a reduction in the interest rate on the loan, payment extensions, forgiveness of principal, forbearance or other actions intended to maximize collection.

When the ultimate collectability of the total principal of an impaired loan is in doubt and the loan is on nonaccrual status, all payments are applied to principal, under the cost recovery method. When the ultimate collectability of the total principal of an impaired loan is not in doubt and the loan is on nonaccrual status, contractual interest is credited to interest income when received, under the cash basis method.

At December 31, 2016 and 2015, the total recorded investment in loans on non-accrual amounted to $1,963,047 and $1,893,943, respectively. There was no recorded investment in loans past due ninety days or more and still accruing interest at December 31, 2016 and 2015. The average recorded investment in loans on non-accrual amounted to $1,539,652, $1,407,826, and $895,820 for the years ended December 31, 2016, 2015, and 2014, respectively. The allowance for loan losses related to impaired loans amounted to approximately $158,000 and $173,000 and at December 31, 2016 and 2015, respectively. Interest income on impaired loans of $26,314, $23,717, and $27,247, was recognized for cash payments received in 2016, 2015, and 2014, respectively. The Bank has no commitments to loan additional funds to borrowers whose loans have been modified.

IBERVILLE BANK

Plaquemine, Louisiana

NOTES TO FINANCIAL STATEMENTS

4.	LOANS (continued)

The following table includes the recorded investment and unpaid principal balances for impaired loans with the associated allowance amount, if applicable, and the average recorded investment of the impaired loans as of December 31, 2016.

Impaired Loans Information

As of December 31, 2016

(in thousands)

		Unpaid		Average
	Recorded	Principal	Related	Recorded	Interest Income
	Investment	Balance	Allowance	Investment	Recognized
With No Related Allowance:
(in thousands)
1-4 Family Construction	$-	$-	$-	$-	$-
Other Construction	836	-	-	836	17
Residential 1-4 Family/Multifamily	3,218	-	-	3,640	129
Nonfarm/Nonresidential Commercial R/E	1,224	-	-	1,131	62
Commercial & Industrial	-	-	-	-	-
With An Allowance:
(in thousands)
1-4 Family Construction	-	-	-	-	-
Other Construction	-	-	-	-	-
Consumer	-	-	-	-	-
Residential 1-4 Family/Multifamily	2,280	-	158	2,404	83
Nonfarm/Nonresidential Commercial R/E	-	-	-	-	-
Commercial & Industrial	-	-	-	-	-
Total	$7,558	$-	$158	$8,011	$291

IBERVILLE BANK

Plaquemine, Louisiana

NOTES TO FINANCIAL STATEMENTS

4.	LOANS (continued)

The following table includes the recorded investment and unpaid principal balances for impaired loans with the associated allowance amount, if applicable, and the average recorded investment of the impaired loans as of December 31, 2015.

Impaired Loans Information

As of December 31, 2015

(in thousands)

		Unpaid		Average
	Recorded	Principal	Related	Recorded	Interest Income
	Investment	Balance	Allowance	Investment	Recognized
With No Related Allowance:
(in thousands)
1-4 Family Construction	$-	$-	$-	$-	$-
Other Construction	836	-	-	836	42
Residential 1-4 Family/Multifamily	2,210	-	-	2,467	65
Nonfarm/Nonresidential Commercial R/E	1,194	-	-	1,294	62
Commercial & Industrial	-	-	-	-	-
With An Allowance:
(in thousands)
1-4 Family Construction	-	-	-	-	-
Other Construction	-	-	-	-	-
Consumer	-	-	-	-	-
Residential 1-4 Family/Multifamily	2,563	-	173	2,684	133
Nonfarm/Nonresidential Commercial R/E	-	-	-	-	-
Commercial & Industrial	-	-	-	-	-
Total	$6,803	$-	$173	$7,281	$302

IBERVILLE BANK

Plaquemine, Louisiana

NOTES TO FINANCIAL STATEMENTS

4.	LOANS (continued)

The following table includes the recorded investment and unpaid principal balances for impaired loans with the associated allowance amount, if applicable, and the average recorded investment of the impaired loans as of December 31, 2014.

Impaired Loans Information

As of December 31, 2014

(in thousands)

		Unpaid		Average
	Recorded	Principal	Related	Recorded	Interest Income
	Investment	Balance	Allowance	Investment	Recognized
With No Related Allowance:
(in thousands)
1-4 Family Construction	$-	$-	$-	$-	$-
Other Construction	836	836	-	836	36
Residential 1-4 Family/Multifamily	3,634	3,634	-	3,655	150
Nonfarm/Nonresidential Commercial R/E	799	799	-	812	49
Commercial & Industrial	-	-	-	-	-
With An Allowance:
(in thousands)
1-4 Family Construction	-	-	-	-	-
Other Construction	-	-	-	-	-
Consumer	-	-	-	-	-
Residential 1-4 Family/Multifamily	1,955	1,955	137	2,163	38
Nonfarm/Nonresidential Commercial R/E	-	-	-	-	-
Commercial & Industrial	12	12	12	15	-
Total	$7,236	$7,236	$149	$7,481	$273

IBERVILLE BANK

Plaquemine, Louisiana

NOTES TO FINANCIAL STATEMENTS

4.	LOANS (continued)

Troubled Debt Restructurings (TDRs)

There were no loans modified as a troubled debt restructuring during the years ended December 31, 2016 and December 31, 2015.

The following table includes loans modified as TDRs during the year by portfolio class at December 31, 2014:

(in thousands)
		Pre-	Post-
		Modification	Modification
		Outstanding	Outstanding
	Number of	Recorded	Recorded
	Loans	Investment	Investment
Troubled Debt Restructurings:
Other Construction	-	$-	$-
Consumer	-	-	-
Residential 1-4 Family/Multifamily	1	991	797
Nonfarm/Nonresidential Commercial R/E	-	-	-
Commercial & Industrial	-	-	-
Total	1	$991	$797

There were no TDRs that subsequently defaulted during the three year period ended December 31, 2016.

Restructured loans were modified as follows during the years ended December 31, 2016, 2015, and 2014:

Troubled Debt Restructurings

(in thousands)

	2016	2015	2014

Extended payment terms	$-	$-	$797
Reduced payment	-	-	-
Reduced rate	-	-	-
Reduced rate and payment terms	-	-	-
Total loans	$-	$-	$797

IBERVILLE BANK

Plaquemine, Louisiana

NOTES TO FINANCIAL STATEMENTS

5.	PREMISES AND EQUIPMENT

A summary of the cost and accumulated depreciation of property and equipment follows:

	December 31,
	2016	2015

Land	$966,183	$966,183
Buildings	4,694,146	4,669,466
Equipment	5,207,322	5,488,866
Leasehold improvements	584,952	584,952
Automobiles	-	42,559
Construction-in-progress	33,170	8,675
Total cost	11,485,773	11,760,701
Less: Accumulated depreciation and amortization on property and equipment	(7,392,291)	(7,825,409)

Net book value	$4,093,482	$3,935,292

Depreciation and amortization expense on property and equipment amounted to $438,334, $425,329, and $461,123 for 2016, 2015, and 2014, respectively.

6.	DEPOSITS

The aggregate amount of time deposits in denominations of $250,000 or more at December 31, 2016 and 2015 was $2,544,227 and $3,543,759, respectively.

At December 31, 2016, the scheduled maturities of time deposits are as follows:

2017	$20,170,672
2018	2,158,919
2019	1,331,301
2020	595,003
2021	368,548
Thereafter	-
$24,624,443

Additionally, IRA certificates of deposit totaled $6,410,085 and $7,237,205 for December 31, 2016 and 2015, respectively.

IBERVILLE BANK

Plaquemine, Louisiana

NOTES TO FINANCIAL STATEMENTS

7.	FEDERAL HOME LOAN BANK ADVANCES

The Bank has purchased stock in the Federal Home Loan Bank (FHLB) valued at cost of $226,000 and $225,300 at December 31, 2016 and 2015, respectively. It is pledged as collateral for FHLB advances. The total outstanding advance on this line was $455,767 and $628,465 at December 31, 2016 and 2015, respectively. These advances bear interest at rates ranging from 4.186% to 4.722%. The contractual maturities of the outstanding advances begin in year 2018 and continue thereafter.

The line-of-credit is secured by wholly-owned residential (1-4 units) first mortgage loans with balances of approximately $75,369,974 and $75,825,310 at December 31, 2016 and 2015, respectively. The line-of-credit requires a FHLB stock investment of at least 4.1% of the amount borrowed. As of December 31, 2016 and 2015, the Bank could borrow up to $2,526,829, and $2,504,878, respectively.

The contractual maturities of FHLB advances are as follows:

Due in 2017	$-
Due in 2018	220,785
Due in 2019	-
Due in 2020	-
Due in 2021	-
Due thereafter	234,982
$455,767

8.	SHORT TERM BORROWINGS

At December 31, 2016, the Bank had $8,700,000 available under a Federal Funds line-of-credit with First National Banker’s Bank that expires on June 30, 2017. As of December 31, 2016 and December 31, 2015, the balance on the line of credit was zero.

At December 31, 2016, the Bank had a $5,000,000 line-of-credit with The Independent Banker’s Bank that can be terminated with or without notice at any time. As of December 31, 2016 and December 31, 2015, the balance on the line of credit was zero.

IBERVILLE BANK

Plaquemine, Louisiana

NOTES TO FINANCIAL STATEMENTS

9.	OFF-BALANCE SHEET ACTIVITIES

The Bank is a party to credit related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Such commitments involve, to varying degrees, elements of credit and inherent risk in excess of the amount recognized in the statements of condition.

The Bank’s exposure to credit loss is represented by the contractual amounts of these commitments. The Bank uses the same credit policies in making commitments as it does instruments that are included in the statements of condition.

At December 31, 2016 and 2015, the following financial instruments were outstanding whose contract amounts represent credit risk:

	Contract Amount
	2016	2015

Unfunded commitments to extend credit	$21,560,176	$14,948,059
Letters of credit	$177,812	$60,690

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties

Letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank’s policy for obtaining collateral, and the nature of such collateral, is essentially the same as that involved in making commitments to extend credit.

The Bank has not been required to perform on any financial guarantees during the past two years. The Bank has not incurred any losses on its commitments in 2016, 2015, or 2014.

IBERVILLE BANK

Plaquemine, Louisiana

NOTES TO FINANCIAL STATEMENTS

10.	SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK

Most of the Bank's business activity is with customers located in southern Louisiana. Investments in state and municipal securities involve governmental entities within the Bank's market area. Generally, the loans are secured. The loans are expected to be repaid from cash flow or proceeds from the sale of selected assets of the borrowers.

Commercial and standby letters of credit were granted primarily to commercial borrowers. The Bank, as a matter of policy, unless otherwise approved by the Board of Directors, does not extend credit in excess of approximately $6,000,000 to any single borrower or group of related borrowers.

The contractual amounts of credit-related financial instruments such as commitments to extend credit, and letters of credit represent the amounts of potential accounting loss should the contract be fully drawn upon, the customer default, and the value of any existing collateral become worthless.

11.	EMPLOYEE BENEFIT PLANS

Pension Plan. The Bank provides pension benefits for eligible employees through a defined benefit pension plan. There are 16 active participants in the plan and 2 deferred employees in the plan since the plan was frozen in 1995. These employees participate in the retirement plan on a non-contributing basis, and were fully vested after five years of participation. Information pertaining to the activity in the plan is as follows:

	Years Ended December 31,
	2016	2015	2014
Change in benefit obligation:
Benefit obligation at beginning of year	$1,487,306	$1,505,735	$1,219,286
Interest cost	64,549	59,966	60,964
Actuarial loss	12,000	4,233	11,002
Change in discount rate	113,192	(78,326)	220,752
Benefits paid	(27,013)	(4,302)	(6,269)
Benefit obligation at end of year	1,650,034	1,487,306	1,505,735

Change in plan assets:
Fair value of plan assets at beginning of year	1,393,148	1,412,716	1,344,998
Actual return on plan assets	104,035	(15,266)	73,987
Employer contribution	-	-	-
Benefits paid	(27,013)	(4,302)	(6,269)
Fair value of plan assets at end of year	1,470,170	1,393,148	1,412,716

Funded status	(179,864)	(94,158)	(93,019)
Unrecognized net actuarial loss	-	664,204	675,531
Unrecognized prior service cost	-	-	-
Prepaid pension cost	$(179,864)	$570,046	$582,512

IBERVILLE BANK

Plaquemine, Louisiana

NOTES TO FINANCIAL STATEMENTS

11.	EMPLOYEE BENEFIT PLANS (continued)

The components of net periodic pension cost (income) are as follows:

	Years Ended December 31,
	2016	2015	2014

Interest cost	$64,549	$59,966	$60,964
Expected return on plan assets	(97,520)	(98,890)	(94,150)
Amortization of prior service cost	-	-	-
Amortization of unrecognized net loss	56,525	51,390	26,856
	$23,554	$12,466	$(6,330)

The Bank is in the process of liquidating this plan. For the year ended December 31, 2016, actuarial assumptions are based on rate for lump sum distributions of 1.57% for any benefit payable in the next five years, 3.45% for any benefit payable in the subsequent fifteen years, and 4.39% for any benefit payable after twenty years.

For the years ended December 31, 2015, and 2014, actuarial assumptions include an assumed discount rate on benefit obligations of 4.34%, and 4.00%, respectively, and an expected long-term rate of return on plan assets of 7.00 percent. The Bank’s pension plan assets at December 31, 2016 and 2015 are invested in mutual funds and money market funds. The mutual funds seek a level of return consistent with a moderate level of risk. The mutual funds are invested primarily in a combination of U.S. and international equity securities, debt securities, and cash.

401(k) Plan. The Bank has a 401(k) Plan whereby substantially all employees participate in the Plan. Employees may contribute up to 15 percent of their compensation subject to certain limits based on federal tax laws. The Bank made discretionary matching contributions equal to 100 percent of the first 4 percent not to exceed $9,000 per participant of an employee’s compensation contributed to the Plan for the three years ended December 31, 2016. For the years ended December 31, 2016, 2015, and 2014 expense attributable to the Plan amounted to $131,563, $128,232, and $109,967, respectively.

12.	RELATED PARTY TRANSACTIONS

The Bank has entered into transactions with its principal officers and directors and their affiliates (related parties). An analysis of activity during 2016 and 2015 with respect to loans to officers and directors of the Bank is as follows:

	2016	2015
Balance, January 1	$199,308	$33,074
New loans	323,790	182,734
Repayments	(64,164)	(16,500)
Balance, December 31	$458,934	$199,308

Deposits from related parties held by the Bank totaled $7,308,891 and $5,983,817 at December 31, 2016 and 2015, respectively. The holding company of the Bank, A. Wilbert’s Sons Lumber and Shingle Co., is related by common ownership and control with A. Wilbert’s Sons, LLC.

IBERVILLE BANK

Plaquemine, Louisiana

NOTES TO FINANCIAL STATEMENTS

13.	LEGAL CONTINGENCES

Various legal claims also arise from time to time in the normal course of business which, in the opinion of management, will have no material effect on the Bank’s financial statements.

14.	MINIMUM REGULATORY CAPITAL REQUIREMENTS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to the bank holding companies.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2016 and 2015, that the Bank met all capital adequacy requirements to which they are subject.

In 2014, FDIC adopted final rules implementing the Basel Committee on Banking Supervision's capital guidelines for U.S. banks. Under the final rules, minimum requirements will increase for both the quantity and quality of capital held by the Bank. The rules include a new common equity Tier 1 capital to risk-weighted assets minimum ratio of 4.5%; raise the minimum ratio of Tier 1 capital to risk-weighted assets from 4.0% to 6.0%; require a minimum ratio of Total capital to risk-weighted assets of 8.0%; and require a minimum Tier 1 leverage ratio of 4.0%. A new capital conservation buffer, comprised of common equity Tier 1 capital, is also established above the minimum regulatory capital requirements. This capital conservation buffer will be phased in beginning January 1, 2016 at 0.625% of risk-weighted assets and increases each subsequent year by an additional 0.625% until reaching its final level of 2.5% on January 1, 2019. Strict eligibility criteria for regulatory capital instruments were also implemented under the final rules.

The phase-in period for the final rules began for the Bank on January 1, 2015, with full compliance with all of the final rule's requirements phased in over a multi-year schedule and should be fully phased-in by January 1, 2019. Management believes that the Bank's capital levels will remain characterized as "well-capitalized" under the new rules.

The last Office of the Commissioner of Financial Institutions (OFI) and Federal Deposit Insurance Corporation (FDIC) joint examinations were performed as of September 30, 2015. As of December 31, 2016, the most recent notification from the OFI categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following tables. There are no conditions or events since the most recent notification that management believes have changed the Bank’s category.

IBERVILLE BANK

Plaquemine, Louisiana

NOTES TO FINANCIAL STATEMENTS

14.	MINIMUM REGULATORY CAPITAL REQUIREMENTS (continued)

The actual and required capital amounts and ratios as of December 31, 2016 and 2015 are as follows:

			For Capital		To Be Well Capitalized Under Prompt Corrective Action
	Actual		Adequacy Purposes:		Provisions:
	Amount	Ratio	Amount	Ratio	Amount	Ratio

As of December 31, 2016:
Total Capital (to Risk Weighted Assets)
Iberville Bank	$24,809,000	13.74%	$14,446,000	≥8.00%	$18,058,000	≥10.00%
Tier I Capital (to Risk Weighted Assets)
Iberville Bank	$22,683,000	12.56%	$10,835,000	≥6.00%	$14,446,000	≥ 8.00%
Tier I Capital (to Average Assets)
Iberville Bank	$22,683,000	8.71%	$10,415,000	≥4.00%	$13,018,000	≥ 5.00%
Common Tier I Capital (to Risk Weighted Assets)
Iberville Bank	$22,683,000	12.56%	$9,255,000	≥5.13%	$12,866,000	≥ 7.13%

As of December 31, 2015:
Total Capital (to Risk Weighted Assets)
Iberville Bank	$26,157,000	15.81%	$13,238,000	≥8.00%	$16,547,000	≥10.00%
Tier I Capital (to Risk Weighted Assets)
Iberville Bank	$24,136,000	14.59%	$9,928,000	≥6.00%	$13,238,000	≥8.00%
Tier I Capital (to Average Assets)
Iberville Bank	$24,136,000	9.61%	$10,050,000	≥4.00%	$12,563,000	≥5.00%
Common Tier I Capital (to Risk Weighted Assets)
Iberville Bank	$24,136,000	14.59%	$7,446,000	≥4.50%	$10,756,000	≥6.50%

15.	RESTRICTIONS ON RETAINED EARNINGS

The Bank, as a state bank, is subject to the dividend restrictions set forth by the Commissioner of Financial Institutions. Under such restrictions, the Bank may not, without the prior approval of the Commissioner, declare dividends in excess of the sum of the current year's retained net profits (as defined) plus the retained net profits (as defined) from the prior year. During 2016, the Bank could, without prior approval, declare dividends of $541,306 plus any 2016 net profits retained to the date of the dividend declaration.

IBERVILLE BANK

Plaquemine, Louisiana

NOTES TO FINANCIAL STATEMENTS

16.	FAIR VALUE OF FINANCIAL INSTRUMENTS

Determination of Fair Value

The Bank uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with the Fair Value Measurements and Disclosures topic of FASB ASC, the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Bank’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

The fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

Fair Value Hierarchy

In accordance with this guidance, the Bank groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

•	Level 1 – Valuation is based on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

•	Level 2 – Valuation is based on inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

•	Level 3 – Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

IBERVILLE BANK

Plaquemine, Louisiana

NOTES TO FINANCIAL STATEMENTS

16.	FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

The following methods and assumptions were used by the Bank in estimating fair value disclosures for financial instruments:

Securities: Where quoted prices are available in an active market, we classify the securities within level 1 of the valuation hierarchy. Securities are defined as both long and short positions. Level 1 securities include highly liquid government bonds and exchange-traded equities.

If quoted market prices are not available, we estimate fair values using pricing models and discounted cash flows that consider standard input factors such as observable market data, benchmark yields, interest rate volatilities, broker/dealer quotes, and credit spreads. Examples of such instruments, which would generally be classified within level 2 of the valuation hierarchy, include GSE (Government sponsored enterprises) obligations, such as Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, and Federal Home Loan Banks), corporate bonds, and other securities. Mortgage backed securities are included in level 2 if observable inputs are available. In certain cases where there is limited activity or less transparency around inputs to the valuation, we classify those securities in level 3.

Fair Value of Assets Measured on a Recurring Basis

The Bank’s securities are measured on a recurring basis through a model used by its investment custodian. All of its bond price adjustments meet level 2 criteria. Prices are derived from a model which uses actively quoted rates, prepayment models and other underlying credit and collateral data.

Fair Value Assets Measured on a Nonrecurring Basis

Certain assets and liabilities are measured at fair value on a non-recurring basis. Impaired loans are level 2 assets measured using appraisals from external parties of the collateral less any prior liens and the estimated cost of holding and selling the collateral. As of December 31, 2016 the fair value of impaired loans was approximately $7.6 million.

17.	DEFERRED COMPENSATION AGREEMENTS

The Bank has a non-qualified deferred compensation arrangement with certain key employees under which future defined benefits are expected to be funded by individual life insurance policies. The present value of future benefits will be accrued over the remaining service lives of the individual employees. The total change in the amounts accrued under such arrangements for the years ended December 31, 2016, 2015, and 2014 were $24,577, ($33,376), and ($50,888), respectively.

18.	COMMITMENTS AND CONTINGENCIES

The Bank is self-insured for group health insurance and pays all claims up to $50,000 per person covered up to an aggregate amount calculated using an average monthly factor. The excess is insured with an insurance company. Employees pay a portion of this cost based on a preset premium amount.

IBERVILLE BANK

Plaquemine, Louisiana

NOTES TO FINANCIAL STATEMENTS

18.	COMMITMENTS AND CONTINGENCIES (continued)

Leases that do not meet criteria for capitalization are classified as operating leases with related rentals charged to operations as incurred. The bank leases several pieces of property from an affiliated company related through common ownership. The following is a schedule by year of future minimum lease payments under these arrangements as of December 31, 2016:

Year Ending December 31	Minimum Payments
2017	$237,655
2018	237,655
2019	203,159
2020	123,073
2021	93,445
Thereafter	63,816
$958,803

Rent expense amounted to $223,484, $222,357, and $217,953 for 2016, 2015, and 2014, respectively.

19.	SUBSEQUENT EVENTS

As of the close of business on December 31, 2016, The First Bancshares, Inc., a Mississippi corporation, purchased one hundred percent of the issued and outstanding capital stock of Iberville Bank from A. Wilbert’s Sons Lumber and Shingle Co. Simultaneous with the purchase, Iberville Bank merged with and into The First, A National Banking Association. The First is the surviving entity in the merger and shall continue its corporate existence under the name, “The First, A National Banking Association”, and the separate corporate existence of the Bank has ceased.

Management has evaluated subsequent events through March 3, 2017, the date that the financial statements were available to be issued, and determined that no additional disclosures are necessary.